                                                                      EXHIBIT 24



                               POWER OF ATTORNEY


         Know all men by these presents that Henry R. Kravis does hereby make, constitute and appoint Salvatore Badalamenti as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned, (both in the undersigned's individual capacity and as a member of any limited liability company or limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of KKR 1996 Fund L.P. or KKR Associates L.P. (including any amendments or supplements to any reports from schedules previously filed by such persons or entities): (i) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation, Schedule 13D, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.



                                        /s/ Henry R. Kravis
                                        -----------------------------------
                                        Name:  Henry R. Kravis


January 31, 1997